                                                                  EXHIBIT 99(ii)


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                JPM/CANADA INC.

                                      AND

                         CHARLES MCDONALD FAMILY TRUST

                                      AND

           CHARLES MCDONALD, BRENDA MCDONALD AND 1295651 ONTARIO INC.



                             DATED:    JUNE 1, 1998

STOCK PURCHASE AGREEMENT
------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 1st day of June, 1998, by and among JPM/Canada Inc., an Ontario corporation with its registered office at 1125 Squires Beach Road, Pickering, Ontario, Canada, L1W 3T9 (the "Buyer") and the Charles McDonald Family Trust, a trust existing under the laws of the Province of Ontario ("Trust"), Charles McDonald, an adult individual residing at 1287 Abbey Road, Pickering, Ontario, Canada, L1X 1W5 ("C. McDonald"), Brenda McDonald, an adult individual residing at 1287 Abbey Road, Pickering, Ontario, Canada, L1X 1W5 ("B. McDonald"), and 1295651 Ontario Inc., an Ontario corporation with its registered office at 1287 Abbey Road, Pickering, Ontario, Canada, L1X 1W5 ("Ontario Inc.") (the Trust, C. McDonald, B. McDonald and Ontario Inc. are collectively referred to herein as the "Sellers" or the "Antrum Shareholders.") Buyer and Sellers are collectively referred to herein as the "Parties."

                                   RECITALS:

     WHEREAS, prior to the Closing and effective as of June 1, 1998, Antrum Interface 725 Ltd. was amalgamated with The Caper Holding Company Inc. pursuant to that certain Amalgamation Agreement by and between Antrum Interface 725 Ltd. and The Caper Holding Company Inc. with the amalgamated corporation being named Antrum Interface 725 Ltd., an Ontario corporation continued in the Province of Ontario, Canada (hereinafter referred to as "Antrum"); and

     WHEREAS, the Sellers own in the aggregate all of the outstanding capital stock of Antrum; and

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of Antrum in return for cash.

     Now, therefore, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

          1.   Definitions.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Additional Payment" has the meaning set forth in (S)2(c) below.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

     "Antrum" has the meaning set forth in the recitals above.

     "Antrum Disclosure Schedule" has the meaning set forth in (S)4 below.

     "Antrum Shareholders" has the meaning set forth in the preface above.

     "Antrum Shares" means any share of the capital stock of Antrum including, without limitations, any share of the common shares, no par value per share, of Antrum, and any share of the Class A Preference shares, no par value per share, of Antrum.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Business Day" means any day other than a Saturday, Sunday or day on which the New York Stock Exchange is closed for trading.

     "Buyer" has the meaning set forth in the preface above.

     "Caper" means The Caper Holding Company Inc.

     "Closing" has the meaning set forth in (S)2(e) below.

     "Closing Date" has the meaning set forth in (S)2(e) below.

     "Confidential Information" means any information concerning the businesses and affairs of Antrum that is not already generally available to the public.

     "Employee Plans" has the meaning set out in (S)4(x).

     "Employees" has the meaning set out in (S)4(w).

     "Employment Agreement" has the meaning set forth in (S)7(a)(vi) below.

     "Employment Legislation" means, collectively, the Labour Relations Act, 1995 (Ontario) the Labour Relations Code (Alberta), the Ontario Human Rights Code, the Human Rights Citizenship and Multiculturalism Act (Alberta), the Occupational Health and Safety Act (Ontario), the Occupational Health and Safety Act (Alberta), the Pay Equity Act (Ontario), the Employment Standards Act (Ontario), the Employment Standards Code (Alberta), the Pension Benefits Act (Ontario), the Employment Pensions Act (Alberta), the Workers' Compensation Act (Ontario), the Workers' Compensation Act (Alberta) and the Unemployment Insurance Act

(Canada) and any similar legislation in any other jurisdiction or province in which Antrum conducts any business.

     "Environmental Law" means any statute, code, by-law, regulation, published policy, permit, consent, approval, license, judgment, order, writ, decision, directive, common-law rule (including, without limitation, the common law respecting nuisance and tortious liability), decree, agency interpretation, injunction, agreement or authorization or requirement, whether federal, provincial, territorial, municipal or local, relating to:

     (i) filings, registrations, emissions, discharges, spills, releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances into the air, surface or ground water, water courses, water or sewage treatment works, drains, sewer systems, wetlands, septic systems or onto land;

     (ii) the import, export, use, distribution, treatment, storage, disposal, discharge, packaging, handling, processing, manufacturing, transportation, shipment, clean-up or other remediation of Hazardous Substances, materials containing Hazardous Substances or the equipment or apparatus containing Hazardous Substances; and

    (iii) pollution or the protection of human health or the environment, including workplace health or safety.

     "Environmental Permits" has the meaning set out in (S)4(z).

     "ETA" means the Excise Tax Act (Canada), as amended from time to time.

     "Financial Statement" means any and all of the financial statements of Antrum and Caper set forth in (S)4(g) below.

     "GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

     "GST" means any and all taxes payable under Part IX of the ETA or under any provincial legislation similar to Part IX of the ETA.

     "Hazardous Substance" means any substance, in solid, liquid or gaseous form, which is:

     (i) a substance considered, defined, designated or classified by or under an Environmental Law to be dangerous goods, a contaminant, a hazardous product or material, a toxic or designated substance which may adversely affect human health or the environmental or a waste;

     (ii) a substance with respect to which any Environmental Law requires environmental investigation, monitoring, reporting or remediation; or

    (iii) a substance capable of posing a risk of injury or damage to health safety, property or the environment, including but not limited to, without in any way limiting the definition in (S)4(z), all substances, wastes, pollutants, contaminants, chemicals or materials regulated by or defined, designated or classified under any Environmental Law.

     "Indemnified Party" has the meaning set forth in (S)8(d) below.

     "Indemnifying Party" has the meaning set forth in (S)8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge.

     "Leased Property" has the meaning set out in (S)4(l).

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet of Antrum contained within the Most Recent Fiscal Year End of Antrum and the balance sheet of Caper contained within the Most Recent Fiscal Year End of Caper.

     "Most Recent Fiscal Year End" has the meanings set forth in (S)4(g) below.

     "Operating Profit" has the meaning set forth in (S)2(c) below.

     "Operating Profit Period" has the meaning set forth in (S)2(c) below.

     "Operating Profit Target" has the meaning set forth in (S)2(c) below.

     "Option" has the meaning set forth in (S)2(c) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Permitted Encumbrances" means:

          (i) the reservations, limitations, provisos and conditions expressed in the original grant from the Crown (provided the same have been complied with) and any statutory exceptions to title;

          (ii) easements, servitudes, party wall agreements, rights of way and other similar rights and agreements (including, without limiting the generality of the foregoing, easements, rights of way and agreement for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables) which, in the opinion of the Buyer, acting reasonably, do not and will not in the aggregate materially adversely affect the value of the Real Property or materially impair the use of the Real Property for the purpose for which it is used;

         (iii) liens for Taxes not yet due or liens for Taxes which are due but the validity of which are being contested in good faith by Antrum, provided that Antrum has provided security in the form of a security interest in assets which in the opinion of the Buyer, acting reasonably, is sufficient to prevent any lien, charge or encumbrance being enforced against Antrum,

          (iv) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority which have not at the time been filed or registered against the title to the asset or served upon any Seller or Antrum pursuant to law or which relate to obligations not due or delinquent;

          (v) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (vi) security given in the Ordinary Course of Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the business of Antrum, other than security for borrowed money;

         (vii) unregistered purchase money security interest arising under contracts for the supply of goods and materials entered into in the Ordinary Course of Business which secure the unpaid balance of the purchase price for goods and/or materials purchased thereunder which are due and payable (and have been outstanding) for not more than 30 days after delivery of the invoice therefor; and

        (viii) the encumbrances described in (S)4(l).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in (S)2(b) below.

     "Real Property" has the meaning set out in (S)4(l) below.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Sellers" has the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common shares or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" or "Taxes" means any federal, state, provincial, municipal, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S)8(d) below.

     "Workers' Compensation Tribunal" means, collectively, the Workers' Compensation Board and the Workers' Compensation Appeals Tribunal under the Workers' Compensation Act (Ontario).


     2.   Purchase and Sale of Antrum Shares

          (a) Basic Transaction. On and subject to the terms and conditions of this Agreement and for the consideration specified below in this (S)2, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of their Antrum Shares.

          (b) Purchase Price. As partial consideration for the Antrum Shares, the Buyer agrees to pay to the Sellers an aggregate amount of Sixteen Million Five Hundred Thousand United States Dollars (US $16,500,000.00) (the "Purchase Price") by delivery of cash on the Closing Date by wire transfer or delivery of other immediately available United States funds. The Purchase Price shall be allocated among the Sellers as follows: Ontario Inc. shall receive that amount of United States funds equal to $2,340,000 Canadian dollars (hereinafter referred to as the "Ontario Allocation"), the Trust shall receive that amount equal to 90/200 of the Purchase Price less the Ontario Allocation, C. McDonald shall receive that amount equal to 55/200 of the Purchase Price less the Ontario Allocation, and B. McDonald shall receive that amount equal to 55/200 of the Purchase Price less the Ontario Allocation.

          (c) Additional Payments. In addition to the cash consideration set forth above, and as partial consideration for the Antrum Shares, the Buyer shall pay to the Sellers an additional payment (the "Additional Payment"), if earned, in accordance with the provisions of this (S)2(c). All references to dollars in this (S)2(c) shall mean United States dollars.

For purposes of this (S)2(c), the following terms shall have the meanings set forth below:


     "Fixed Manufacturing Overhead and Selling, General and Administrative Costs" ("FMO;SGA") for each period shall mean all costs other than Cost of Sales. In addition, no corporate charges (whether corporate JPM, if related to Antrum, or Antrum) shall be assessed against the FMO;SGA of Antrum; provided, however, that for Period 1 through Period 3 (as those periods are set forth below), Professional Services shall be included in the FMO;SGA but only to the extent that such Professional Services equal or are less than the Historic Professional Costs.

     "Historic Professional Costs" shall mean the percentage of Antrum sales revenue required for Professional Services for the fiscal year ended May 31, 1997.

     "Inflation Adjustment" shall mean the inflation or deflation percentage represented by the Canadian Consumer Price Index. The Inflation Adjustment shall be determined as of May 31 of each year and applied to the Adjustments to Operating Profit for Maximum Investments for the year beginning June 1, 1998 and for each year thereafter.

     "Professional Services" shall mean all fees, costs and expenses paid or payable to advisors of Antrum for legal, accounting, appraisal, advertising or similar services performed by non-employees on a fee basis for each period.

     "Operating Profit" for each period shall mean Operating Profit as defined by GAAP.

     "Adjusted Operating Profit" for each period shall mean Operating Profit for each period plus Adjustments to Operating Profit for Maximum Investments for each period which shall be as follows:


          ADJUSTMENTS TO OPERATING PROFIT FOR MAXIMUM INVESTMENTS

          For Period 1 (June 1, 1997 to May 31, 1998):
          -------------------------------------------

          To the extent that the FMO;SGA exceeds US $1,725,000.00, the excess shall be added to the Operating Profit of Antrum for Period 1 for purposes of determining the Adjusted Operating Profit of Antrum for Period 1. For purposes of FMO;SGA for Period 1 only, all bonuses paid to employees of Antrum between May 15, 1998 and June 5, 1998 shall be excluded.

          For Period 2 (June 1, 1998 to May 31, 1999):
          -------------------------------------------

          To the extent that the FMO;SGA exceeds US $2,175,000.00, the excess shall be added to the Operating Profit of Antrum for Period 2 to determine the Adjusted Operating Profit of Antrum for Period 2.

          For Period 3 (June 1, 1999 to May 31, 2000):
          -------------------------------------------

          To the extent that the FMO;SGA exceeds US $2,625,000.00, the excess shall be added to the Operating Profit of Antrum for Period 3 to determine the Adjusted Operating Profit of Antrum for Period 3.



     "Operating Profit Period" shall mean the period from June 1, 1997 up to and including May 31, 2000.

     "Total Adjusted Operating Profit" shall mean the sum of the Adjusted Operating Profit of Antrum for Period 1, plus the Adjusted Operating Profit of Antrum for Period 2, plus the Adjusted Operating Profit for Antrum for Period 3.

     "Cost of Sales" shall mean direct labor costs, employee benefits costs attributable to direct labor, and material costs.


          i) The Additional Payment, if earned, shall be determined in accordance with, and based on, the following Adjusted Operating Profit amounts (each individually referred to as an "Operating Profit Target" and collectively referred to as the "Operating Profit Targets"):

          (A) If Adjusted Operating Profit for the Operating Profit Period is less than $9,223,012.00, there shall be no Additional Payment.

          (B) If Adjusted Operating Profit for the Operating Profit Period is equal to or greater than $9,223,012.00 but less than $10,868,012.00, the Additional Payment shall be $900,000.00.

          (C) If Adjusted Operating Profit for the Operating Profit Period is equal to or greater than $10,868,012.00 but less than $12,508,012.00, the Additional Payment shall be $1,800,000.00.

          (D) If Adjusted Operating Profit for the Operating Profit Period is equal to or greater than $12,508,012.00 but less than $14,148,012.00, the Additional Payment shall be $3,150,000.00.

          (E) If Adjusted Operating Profit for the Operating Profit Period is equal to or greater than $14,148,012.00 but less than $15,788,012.00, the Additional Payment shall be $3,825,000.00.

          (F) If Adjusted Operating Profit for the Operating Profit Period is equal to or greater than $15,788,012.00, the Additional Payment shall be $4,500,000.00.

          ii) The final determination of the Adjusted Operating Profit and the payment of the Additional Payment earned, if any, shall be conducted and paid within seventy-five (75) days from June 30, 2000. For purposes of converting the actual Adjusted Operating Profit earned by Antrum from Canadian dollars to United States dollars for purposes of determining the Additional Payment earned, if any, the foreign currency exchange rate to be used for such conversion shall be that exchange rate as published in the Wall Street Journal for the last day
                                          -------------------
of the Operating Profit Period. The Additional Payment shall be allocated among the Sellers as follows: the Trust shall receive that amount of the Additional Payment equal to 45% of the Additional Payment, C. McDonald shall receive that amount of the Additional Payment equal to 27.5% of the Additional Payment, B. McDonald shall receive that amount of the Additional Payment equal to

27.5% of the Additional Payment, and Ontario Inc. shall receive no part of the Additional Payment.

          iii) During the Operating Profit Period and subject to (S)2(c)(ii), Adjusted Operating Profit shall be tentatively determined as of every 30th day of September and 31st day of March. For purposes of converting these amounts of Adjusted Operating Profit of Antrum as tentatively determined as of each September 30th and March 31st from Canadian dollars to United States dollars for purposes of determining the Additional Payment tentatively earned, if any, the foreign currency exchange rate to be used for such conversion shall be that exchange rate as published in the Wall Street Journal for September 30th or
                                  -------------------
March 31st for the then respective year, whichever date then applies. To the extent any of the Operating Profit Targets are achieved and within sixty (60) calendar days from the date of determination, the Buyer shall either, at its sole discretion: (A) deposit in an escrow account an amount not to exceed the corresponding Additional Payment in United States funds for the Operating Profit Target then achieved; or (B) obtain a letter of credit in an amount not to exceed the corresponding Additional Payment in United States funds for the Operating Profit Target then achieved. In the event that the Buyer fails to take the actions required in (A) or (B) above within fifteen (15) calendar days of receipt of written notice of such failure, any amounts required to be collateralized pursuant to (A) or (B) above shall be deemed earned and accelerated and immediatly paid to the Sellers. If in the event that the Buyer fails to pay to the Sellers such accelerated payment within thirty (30) days of receipt of the above-referenced written notice, the entire Additional Payment in the amount of $4,500,000.00 shall be deemed earned and accelerated and shall become immediately due and payable to the Sellers.

          iv) From the Closing Date until May 31, 2000, the Sellers shall have the sole right and option to extend the Operating Profit Period by a period of up to six (6) consecutive months immediately following May 31, 2000 (the "Option"). The Option shall be void and of no effect after May 31, 2000. In the event the Sellers exercise the Option, then (A) for purposes of this
(S)2(c), the Operating Profit Period shall then mean the period of time from June 1, 1997 up to, and including, November 30, 2000, at the latest, (B) the final determination and payment of the Additional Payment earned, if any, shall be conducted within forty-five (45) calendar days following the close of the most recent fiscal quarter following the end of the Operating Profit Period, and
(C) the Additional Payment shall be paid in United States funds and shall be allocated as set forth in (S)2(c)(ii) above. For purposes of converting the actual Adjusted Operating Profit earned by Antrum from Canadian dollars to United States dollars for purposes of determining the Additional Payment earned, if any, the foreign currency exchange rate to be used for such conversion shall be that exchange rate as published in the Wall Street Journal for the last day
                                          -------------------
of the Operating Profit Period. In the event the last day of the Operating Profit Period is not a Business Day, then the foreign currency exchange rate shall be that exchange rate as published in the Wall Street Journal for the next
                                                -------------------
succeeding Business Day after the last day of the Operating Profit Period.

          (v) For purposes of this (S)2(c) only, any one or more of the following events shall constitute an event of default ("Event of Default"):

          (A) The Buyer and/or The JPM Company, an Affiliate of the Buyer, fails to pay to the Sellers the Additional Payment earned, if any, as and when due as set forth in (S)2(c) hereof and has not remedied and fully cured such failure to pay within fifteen (15) calendar days after the date such Additional Payment is so due; provided, however, that in the event such failure to pay arises from, either directly or indirectly, or is on account of, the failure of the Sellers, the Buyer and The JPM Company to mutually agree upon the amount of the Additional Payment due, then no Event of Default shall be deemed to have occurred hereunder. In the event such a disagreement exists, the Buyer and The JPM Company agree to pay to the Sellers that amount of the Additional Payment the Sellers, the Buyer and The JPM Company believe is then due and owing, pending the resolution and outcome of such disagreement. Any disputed amount shall be deposited into an escrow account or letter of credit pending the resolution and outcome of such disagreement. In the event the Sellers, the Buyer and The JPM Company cannot agree to the amount of the Additional Payment on or before August 15, 2000, the Sellers, the Buyer and The JPM Company agree to submit such disagreement to the independent accounting firm of Deloitte Touche, Toronto, Ontario. The decision of Deloitte Touche shall be final and binding on the Sellers, the Buyer and The JPM Company.

          (B) The JPM Company commences a voluntary bankruptcy or reorganization proceeding under any state or federal bankruptcy or insolvency law, or an involuntary bankruptcy or reorganization proceeding under any state or federal bankruptcy or insolvency law is commenced against or in respect of The JPM Company, and such involuntary bankruptcy or reorganization proceeding is not dismissed within sixty (60) calendar days from its commencement.

          (C) A Change of Control, as defined in the Employment Agreement, occurs and C. McDonald is terminated without cause as set forth in the Employment Agreement.

          (D) Antrum ceases to conduct its business as presently conducted or presently proposed to be conducted and liquidates and sells all of its assets.

          Upon the occurrence of any one or more Events of Default, the entire Additional Payment in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) shall be deemed earned and shall become immediately due and payable. Any amount of the Additional Payment deposited in an escrow account or letter of credit pursuant to (S)2(c)(iii) hereof shall be immediately released and delivered to the Sellers, and the balance of the Additional Payment shall be paid to the Sellers.

          (d) Environmental Audit. The Buyer shall have the right, at its sole discretion, to perform, or cause to be performed, an environmental audit or assessment (the "Environmental Audit") of, or relating to, the Real Property and the Leased Property within one hundred twenty

(120) calendar days following the Closing Date at its sole cost and expense. The Buyer and the Sellers agree that any cleanup or remedial work, whatsoever, or any further environmental audits or assessments, whatsoever, recommended or required to be performed on account of the results of, or based upon, the Environmental Audit shall be at the sole cost and expense of the Sellers.

          (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Coutts Crane Ingram commencing at 11:00 a.m. local time on June 1, 1998, or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

          (f) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in (S)7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S)7(b) below,
(iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Antrum Shares endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers the consideration specified in (S)2(b) above.

     3.   Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this (S)3(a) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(a)) with respect to himself or itself, except as set forth in the Sellers' Disclosure Schedule attached hereto and made a part hereof.
       ----------------------------

          i) Organization of Certain Sellers. If the Seller is a corporation or trust, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation.

          ii) Authorization of Transaction. Each Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy rules. Each Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which any Seller is subject or, if the Seller is a corporation or trust, any provision of its charter or bylaws, or other agreements and organizational documents, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          iv) Brokers' Fees. Each Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          v) Antrum Shares. Each Seller holds of record and owns beneficially the number of Antrum Shares set forth next to his or its name in
(S)4(b) of the Antrum Disclosure Schedule free and clear of any restrictions on
               --------------------------
transfer (other than any restrictions under any foreign securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Each Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of Antrum (other than this Agreement). Each Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Antrum.

          (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this (S)3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)3(b)), except as set forth in the Buyer's Disclosure Schedule attached hereto
                                     ---------------------------
and made a part hereof.

          i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation.

          ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         iii) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          v) Investment. The Buyer is not acquiring the Antrum Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933.

      4. Representations and Warranties Concerning Antrum. The Antrum Shareholders represent and warrant to the Buyer that the statements contained in this (S)4 are true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)4), except as set forth in the disclosure schedule delivered by the Antrum Shareholders to the Buyer and initialed by the Antrum
Shareholders and the Buyer (the "Antrum Disclosure Schedule").   Nothing in the
                                 --------------------------
Antrum Disclosure Schedule shall be deemed adequate to disclose an exception to
--------------------------
a representation or warranty made herein, however, unless the Antrum Disclosure
                                                              -----------------
Schedule identifies the exception with reasonable particularity and describes
--------
the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Antrum Disclosure Schedule
                                                      --------------------------
will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4.

          (a) Organization, Qualification, and Corporate Power. Antrum is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Antrum is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Antrum has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. (S)4(a) of the Antrum Disclosure Schedule lists the directors and officers of Antrum. The
--------------------------
Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of Antrum (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors) are correct and complete in all material respects, and the stock certificate books, and the stock record books of Antrum are correct and complete. Antrum is not in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization. The entire authorized capital stock of Antrum consists of an unlimited number of common shares, no par value per share, of which 200 shares are issued and outstanding, and an unlimited number of Class A Preference shares, no par value per share, of which 2,340 shares are issued and outstanding. All of the issued and outstanding Antrum Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in (S)4(b) of the Antrum
                                                                ------
Disclosure Schedule. There are no outstanding or authorized options, warrants,
-------------------
purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Antrum or the Antrum Shareholders to issue, sell or otherwise cause to become outstanding any of their respective capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Antrum. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Antrum.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Antrum is subject or any provision of the charter or bylaws of Antrum or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Antrum is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets). Antrum does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. Antrum does not need any permits or licenses from any government or governmental agency in order to conduct the businesses presently conducted by it and presently proposed to be conducted by it.

          (d) Brokers' Fees. Antrum has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Assets. Antrum has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on its premises, or shown on its Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of its Most Recent Balance Sheet.

          (f)  Subsidiaries.  (S)4(f) of the Antrum Disclosure Schedule sets
                                             --------------------------
forth for each Subsidiary of Antrum (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Antrum have been duly authorized and are validly issued, fully paid, and nonassessable. Antrum holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Antrum, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state and foreign securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Antrum to sell, transfer, or otherwise dispose of any capital stock of any Subsidiaries or that could require any Subsidiary of Antrum to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Antrum. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Antrum. Antrum does not control directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Antrum.

          (g) Financial Statements. Attached hereto as Exhibit A-1 are the following financial statements of Antrum: (i) the unaudited, reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended May 31, 1993, May 31, 1994, and May 31, 1995; (ii) the audited balance sheets and statements of income, changes in stockholders' equity, and cash flow for the fiscal years ended May 31, 1996 and May 31, 1997 (the "Most Recent Fiscal Year End"). Attached hereto as Exhibit A-2 are the following financial statements of Caper: (iii) the unaudited, compiled balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended May 31, 1993, May 31, 1994, May 31, 1995, May 31, 1996, and May 31, 1997 (also referred to as the "Most Recent Fiscal Year End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Antrum and Caper, respectively, as of such dates and the sales, earnings and results of operations of Antrum and Caper, respectively, for such periods, are correct and complete, and are consistent with the books and records of Antrum and Caper, respectively (which books and records are correct and complete).

          (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Antrum, except as disclosed in

(S)4(h) of the Antrum Disclosure Schedule. Without limiting the generality of
               --------------------------
the foregoing, since those dates:

          (i) Antrum has not sold, leased, transferred, or assigned any of its respective assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) Antrum has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000.00 United States dollars or outside the Ordinary Course of Business;

         (iii) no party has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000.00 United States dollars to which Antrum is a party or by which it is bound;

          (iv) Antrum has not imposed any Security Interest upon any of its respective assets, tangible or intangible;

           (v) Antrum has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000.00 United States dollars or outside the Ordinary Course of Business;

          (vi) Antrum has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000.00 United States dollars or outside the Ordinary Course of Business;

         (vii) Antrum has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000.00 United States dollars;

        (viii) Antrum has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) Antrum has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000.00 United States dollars or outside the Ordinary Course of Business;

           (x) Antrum has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of Antrum;

         (xii) Antrum has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

        (xiii) Antrum has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (xiv) Antrum has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) Antrum has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (xvi) Antrum has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

        (xvii) Antrum has not granted any increase in the base compensation of any of its respective directors, officers, and employees outside the Ordinary Course of Business;

       (xviii) Antrum has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Plans);

         (xix) Antrum has not declared, set aside, or paid any bonus or distribution of any kind, whatsoever, to or for the benefit of any of its directors, officers, and employees, except as agreed to in writing by Buyer;

          (xx) Antrum has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

         (xxi) Antrum has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

        (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Antrum; and

       (xxiii)  Antrum has not committed to any of the foregoing.

          (i) Undisclosed Liabilities. Antrum has no Liability (and to the best of Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Antrum giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (j) Legal Compliance. Antrum, and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any governmental body and foreign government (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

          (k) Tax Matters.

          (i) Antrum has filed all Tax Returns that it was required to file.
All such Tax Returns were correct and complete in all respects. All Taxes owed by Antrum (whether or not shown on any Tax Return) have been paid including all assessments, reassessments, governmental charges, penalties, interest and fines. Antrum currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where either Antrum does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Antrum that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Antrum withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, past employee, officer, director, independent contractor, creditor, stockholder, any non-resident of Canada or other third party.

         (iii) No Seller or director or officer (or employee responsible for Tax matters) of Antrum expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Antrum either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of Antrum has
Knowledge based upon personal contact with any agent of such authority. (S)4(k) of the Antrum Disclosure Schedule lists all federal, state, provincial, local,
       --------------------------
and foreign income Tax Returns filed with respect to Antrum for taxable periods ended on or after May 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all income Tax

Returns, examination reports, and statements of deficiencies assessed against or agreed to by Antrum since May 31, 1993.

          (iv) Antrum has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (v) Antrum has remitted to the appropriate tax authority when required by law to do so all amounts collected on account of GST.

          (vi) The Canadian federal income tax liability of Antrum has been assessed by Revenue Canada for all fiscal years ended on or after May 31, 1993.

         (vii) The unpaid Taxes of Antrum (A) for fiscal year ending May 1998 do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and
(B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Antrum in filing their Tax Returns.

          (l)  Real Property.

          (i) (S)4(l)(i) of the Antrum Disclosure Schedule lists and describes
                                --------------------------
briefly all real property that Antrum owns (the "Real Property") and all leased property that Antrum leases (the "Leased Property"). Antrum does not own or lease, and has not agreed to acquire or lease, any real property or interest in real property other than the Real Property and the Leased Property. Antrum has the exclusive right to possess, use and occupy, and has good and marketable title in fee simple to, all the Real Property, free and clear of all Security Interests, encumbrances, easements or other restrictions of any kind other than Permitted Encumbrances. All buildings, structures, improvements and appurtenances situated on the Real Property or the Leased Property are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and Antrum has adequate rights of ingress and egress for the operation of the business of Antrum in the Ordinary Course of Business. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state provincial, local or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others. With respect to the Real Property and the Leased Property:

          (A) the Real Property, the Leased Property, the current uses thereof and the conduct of the business of Antrum comply with all regulations, statutes, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

          (B) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Real Property, the Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Sellers know of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those which have been complied with;

          (C) all accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property or the Leased Property at the request of Antrum have been fully paid and satisfied, and no person is entitled to claim a lien under the Construction Lien Act (Ontario) or similar legislation in other provinces of Canada against the Real Property, the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed, and Antrum has not failed to withhold the full amount of all holdbacks required to be withheld under the Construction Lien Act (Ontario) or similar legislation in other provinces of Canada in respect of amounts due under any contract for work or services performed or materials placed or furnished upon or in respect of the Real Property of the Leased Property;

          (D) there is nothing owing in respect of the Real Property or the Leased Property by Antrum to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

          (E) no part of the Real Property or the Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

          (F) the Permitted Encumbrances and the registered mortgage constitute all of the Security Interests, encumbrances, agreements, indentures and other matters which affect the Real Property or the Leased Property;

          (G) all of the Real Property and the Leased Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements which are necessary or advisable and, without limiting the generality of the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems which are necessary or advisable, and none of the Real Property or the Leased Property is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated;

          (H) all of the Real Property and Leased Property is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Real Property or the Leased Property by any public authority (including development or improvement levies, charges or fees); and

          (I) all buildings and other structures located on the Real Property and the Leased Property are not now and have never been insulated with urea formaldehyde foam insulation, nor do such buildings or structures contain any aluminum wiring, PCBs, friable asbestos or other substance containing asbestos and deemed hazardous by any laws or regulations of Canada or the Province of Ontario, or any other province of Canada.

          (ii) The Sellers have delivered to the Buyer correct and complete copies of the leases to the Leased Property listed in (S)4(l)(i) of the Antrum
                                                                        ------
Disclosure Schedule. With respect to each lease listed in (S)4(l)(i) of the
-------------------
Antrum Disclosure Schedule:
--------------------------

          (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

          (B) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (C) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the lease has repudiated any provision thereof;

          (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

          (F) Antrum not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold.

     (m)  Intellectual Property.

          (i) Antrum owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Antrum as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Antrum immediately prior to the Closing hereunder will be owned or available for use by Antrum on identical terms and conditions immediately subsequent to the Closing hereunder. Antrum has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) Antrum has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Antrum has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Antrum must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Antrum, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Antrum.

          (iii)          (S)4(m)(iii) of the Antrum Disclosure Schedule
                                             --------------------------
identifies each patent or registration which has been issued to Antrum with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Antrum has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Antrum has granted to any third party with respect to its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)4(m)(iii) of the Antrum Disclosure Schedule also
                                        --------------------------
identifies each trade name or unregistered trademark used by Antrum in connection with its businesses. With respect to each item of Intellectual Property required to be identified in (S)4(m)(iii) of the Antrum Disclosure
                                                          -----------------
Schedule:
--------

          (A) Antrum possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

          (B) the item is not subject to any outstanding injunction, judgement, order, decree, ruling, or charge;

          (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or other demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Antrum, is threatened which challenges the legality, validity, enforceability, use, or ownership of each item; and

          (D) Antrum has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)4(m)(iv) of the Antrum Disclosure Schedule identifies each
                                  --------------------------
item of Intellectual Property that any third party owns and that Antrum uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)4(m)(iv) of the Antrum Disclosure Schedule, respectively:
                                 --------------------------

          (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

          (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

          (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Antrum, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (H) Antrum has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property maters) of Antrum, Antrum will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (vi) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Antrum has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of Antrum.

          (n) Tangible Assets. Antrum owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (o) Inventory. The inventory of Antrum consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Antrum.

          (p) Contracts.  (S)4(p) of the Antrum Disclosure Schedule lists the
                                         --------------------------
following contracts and other agreements to which Antrum is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000.00 United States dollars per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Antrum or involve consideration in excess of $25,000.00 United States dollars;

         (iii) any agreement conceding a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000.00 United States dollars or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

           (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than Antrum);

         (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

        (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 United States dollars or providing severance benefits;

           (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Antrum; or

         (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 United States dollars.

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S)4(p) of the Antrum Disclosure Schedule (as
                                           --------------------------
amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)4(p) of the Antrum Disclosure Schedule.
                                                  --------------------------
With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (q) Notes and Accounts Receivable. All notes and accounts receivable of Antrum are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Antrum.

           (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Antrum.

          (s) Insurance.  (S)4(s) of the Antrum Disclosure Schedule sets forth
                                         --------------------------
the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Antrum has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

            (i) the name, address, and telephone number of the agent;

           (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

           (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Antrum nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Antrum has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)4(s) of the Antrum
                                                                       ------
Disclosure Schedule describes any self-insurance arrangements affecting Antrum.
-------------------

          (t) Litigation.  (S)4(t) of the Antrum Disclosure Schedule sets forth
                                          --------------------------
each instance in which Antrum (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of Antrum, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, provincial, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)4(t) of the Antrum Disclosure Schedule could result in any adverse change
                  --------------------------
in the business, financial condition, operations, results of operations, or future prospects of Antrum. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of Antrum has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Antrum.

          (u) Product Warranty. Each product manufactured, sold, leased, or delivered by Antrum has been in conformity with all applicable contractual commitments and all express and implied warranties, and Antrum has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Antrum. No product manufactured, sold, leased, or delivered by Antrum is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S)4(u) of the

Antrum Disclosure Schedule includes copies of the standard terms and conditions
--------------------------
of sale or lease for Antrum (containing applicable guaranty, warranty, and indemnity provisions).

          (v) Product Liability. Antrum has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Antrum.

          (w) Employees.

           (i) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of Antrum, no executive, key employee, or group of employees has any plans to terminate employment with Antrum. Antrum is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Antrum has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of Antrum has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of Antrum.

          (ii) (S)4(w)(ii) of the Antrum Disclosure Schedule contains a complete
                                  --------------------------
and accurate list of the names of all individuals who are full-time, part-time or casual employees or individuals engaged by contract to provide employment services or sales or other agents or representatives of Antrum as of the date of this Agreement (the "Employees") specifying the length of hire, title or classification and rate of salary or hourly pay and commission or bonus entitlements (if any) for each such Employee. (S)4(w)(ii) of the Antrum
                                                                  ------
Disclosure Schedule lists all Employees, including those on lay-off but other
-------------------
than those in receipt of benefits under Workers' Compensation Legislation, who have been absent continually from work for a period in excess of one month, as well as the reason for their absence. Except as described in (S)4(w)(ii) of the

Antrum Disclosure Schedule there are no complaints, grievances, claims, work
--------------------------
orders, investigations or charges outstanding, or to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of Antrum, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of Antrum under or in respect of any Employment Legislation. (S)4(w)(ii) of the Antrum Disclosure Schedule lists all Employees in respect of whom Antrum has
--------------------------
been advised by the Workers' Compensation Board that such Employees are in receipt of benefits under the Workers' Compensation Act (Ontario) and the Workers' Compensation Act (Alberta). Antrum is in compliance with the Employment Standards Act (Ontario), the Employment Standards Code (Alberta), the Workers' Compensation Act (Ontario), the Workers' Compensation Act (Alberta) and other Employment Legislation and, without limiting the generality of the foregoing:

                (A) there are no appeals pending before a Workers' Compensation Tribunal involving Antrum;

                (B) all levies, assessments and penalties made against Antrum pursuant to the Workers' Compensation Act (Ontario) and the Workers' Compensation Act (Alberta) have been paid;

                (C) Antrum is currently in Rate Group 408 Firm #100701BC, Account # 3599086 for workers' compensation purposes;

                (D) there has been no change in the rating assessment applicable to Antrum under the Workers' Compensation Act (Ontario) and the Workers' Compensation Act (Alberta) during the past five years;

                (E) Antrum is not aware of any audit currently being performed by the Workers' Compensation Board; and

                (F) all payments required to be made in trust to the Director of Employment Standards in respect of termination and/or severance pay under the Employment Standards Act (Ontario) and the Employment Standards Code (Alberta) in respect of Employees listed on (S)4(w)(ii) of the Antrum Disclosure Schedule
                                                     --------------------------
have been made.  (S)4(w)(ii) of the Antrum Disclosure Schedule lists all
                                    --------------------------
contracts to which either section 69 of the Labour Relations Act, 1995 (Ontario), Section 44 of the Labour Relations Code (Alberta) or Section 13.1 of the Employment Standards Act (Ontario) may apply.

Except as described in (S)4(w)(ii) of the Antrum Disclosure Schedule, to the
                                          --------------------------
Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of Antrum, no present or former employee of Antrum has any claim against Antrum (whether under federal or provincial law, under an employment agreement or otherwise) on account of or for:

                (G) overtime pay, wages or salary for any period, other than current payroll;

                (H) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year; or

                (I) any violation of any statute, ordinance or regulation relating to minimum wage or maximum hours of work.

          (iii) All accruals for premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of Antrum. An accrual for unpaid vacation pay is made annually at fiscal year end.

          (x) Employee Plans.  4(x) of the Antrum Disclosure Schedule identifies
                                           --------------------------
each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by Antrum for the benefit of employees or former employees of Antrum (the "Employee Plans"), whether oral or written. The Employee Plans are the only benefit plans existing in respect of Employees. True, correct and complete copies of all written Employee Plans have been provided to the Buyer. The Employee Plans are duly registered where required by, and are in good standing under, all applicable laws including the Income Tax Act (Canada), the Pension Benefits Act (Ontario), the Employment Pensions Act (Alberta) and all applicable regulations and policies thereunder and any other similar legislation in other provinces of Canada. All required employer and employee contributions relating to the Employees under the Employee Plans have been made, the respective fund or funds established under the Employee Plans are funded in accordance with applicable laws and the rules of the Employee Plans and no past service funding liabilities relating to the Employees exist thereunder.

          (y) Guaranties. Antrum is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (z) Environmental Matters.

                (A) Except as described in (S)4(z) of the Antrum Disclosure
                                                          -----------------
Schedule Antrum, the businesses related thereto, the Real Property, the Leased
---------------
Property and all operations thereon have been and are in compliance with all applicable Environmental Laws;

                (B) Antrum has all licenses, permits, approvals, consents, certificates, registrations and other authorizations required under Environmental Laws (the "Environmental Permits") for the operation of the business of Antrum, all of which are described in (S)4(z) of the Antrum
                                                                 ------
Disclosure Schedule;
-------------------

          (C) Each Environmental Permit is valid, subsisting and in good standing, and Antrum is not in default or breach of any Environmental Permit, and no proceeding is pending or threatened and no grounds exist to revoke or limit any Environmental Permit;

          (D) Antrum has not used or permitted to be used, except in compliance with all Environmental Laws, any of its properties (including the Real Property and the Leased Property) or facilities or any property or facility which it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

          (E) No underground storage tanks are or have been located on the Real Property or the Leased Property;

          (F) Antrum has not received any notice of, or been prosecuted for, non-compliance with any Environmental Laws, and neither the Sellers nor Antrum has settled any allegation of non-compliance prior to prosecution;

          (G) There are no notices, orders or directions relating to environmental matters requiring, or notifying any Seller or Antrum that it is or may be responsible for, any containment, clean-up, remediation or corrective action or any work, repairs, construction or capital expenditures to be made under Environmental Laws with respect to the business of, or relating to, Antrum or any property of Antrum;

          (H) To the Knowledge of any of the Sellers or any officer or director (or employees responsible for environmental matters) of Antrum, there are no pending or proposed changes to Environmental Laws which would render illegal or restrict the manufacture or sale of any product manufactured or sold or service provided by Antrum;

          (I) Antrum has not caused or permitted, nor has there been any, release, emission, spill or discharge, in any manner whatsoever, of any Hazardous Substance on, in, around, from or in connection with any of its properties (including the Real Property and the Leased Property) or assets or their use, or any property or facility which it previously owned or leased, or any such release on or from a facility owned or operated by any third party but with respect to which Antrum is or may reasonably be alleged to have liability;

          (J) All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by Antrum or resulting from the business of Antrum have been disposed of, treated and stored by Antrum in compliance with all Environmental Laws; and

          (K) The Sellers have delivered to the Buyer true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to Antrum, the businesses of or relating thereto, the Real Property, the Leased Property and their use which are or with reasonable efforts could be within the possession or control of any of the Sellers.

           (aa) Residency. The Sellers are residents of Canada for the purposes of the Income Tax Act (Canada).
                --------------

           (bb) GST Registration. Antrum is a registrant for the purposes of the ETA whose registration number is 100228360.

           (cc) Certain Business Relationships with Antrum. None of the Sellers and their Affiliates has been involved in any business arrangement or relationship with Antrum within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the businesses of Antrum.

           (dd) Shareholder Loans. Any and all loans from Antrum and/or The Caper Holding Company Inc. to any shareholder, officer or director of Antrum and/or Caper, and any and all loans from any shareholder, officer or director of Antrum and/or Caper to Antrum and/or Caper have been paid in full and have been extinguished.

          (ee)  Disclosure. The representations and warranties contained in this
(S)4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)4 not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

          (b) Notices and Consents. The Sellers will cause Antrum to give any notices to third parties, and will cause Antrum to use its best efforts to obtain any third party consents necessary for the consummation of the transaction contemplated hereby, and/or that the Buyer may request in connection with the matters referred to in (S)4(c) above. Each of the Parties will (and the Sellers will cause Antrum to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S)3(a)(ii), (S)3(b)(ii), and (S)4(c) above.

          (c) Operation of Business. The Sellers will not cause or permit Antrum to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as contemplated herein. Without limiting the generality of the foregoing, the Sellers will not cause or permit Antrum to (i) declare, set aside, or pay any dividend or make any distribution with respect to their capital stock or redeem, purchase, or otherwise acquire any of their capital stock, (ii) declare, set aside or pay any bonus or distribution of any kind, whatsoever, to or for the benefit of any of their directors, officers or employees, except as agreed to in writing by the Buyer, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S)4(h) above.

          (d) Preservation of Business. The Sellers will cause Antrum to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e) Full Access. Each of the Sellers will permit, and the Sellers will cause Antrum to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Antrum, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Antrum.

          (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in (S)4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in (S)3 above. No disclosure by any Party pursuant to this (S)5(f), however, shall be deemed to amend or supplement the Sellers' Disclosure Schedule, the Buyer's Disclosure
                        ----------------------------      ------------------
Schedule and/or the Antrum Disclosure Schedule or to prevent or cure any
--------            --------------------------
misrepresentation, breach of warranty, or breach of covenant.

          (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit Antrum to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Antrum (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Antrum Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Antrum.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Antrum, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)8 below).

          (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Antrum from maintaining the same business relationships with Antrum after the Closing as it maintained with Antrum prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of Antrum to the Buyer from and after the Closing.

          (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidentiality Information, that Seller will notify the Buyer promptly of the request or requirements so that the Buyer may seek an appropriate protective order or waiver compliance with the provisions of this
(S)6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      7.  Conditions to Obligation to Close.

          (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            i) the representations and warranties set forth in (S)3(a) and
(S)4 above shall be true, correct and complete in all material respects at and as of the Closing Date;

           ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          iii) Antrum and the Sellers shall have procured all of the third party consents specified in (S)5(b) above;

           iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, provincial, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Antrum Shares and to control Antrum, or (D) affect adversely the right of Antrum to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S)7(a)(i)-(iv) is satisfied in all respects;

           vi) Charles McDonald shall have executed and delivered the employment and noncompetition agreement in form and substance as set forth on Exhibit B attached hereto and the same shall be in full force and effect (the "Employment Agreement");

          vii) the Board of Directors and shareholders of Buyer shall have approved and authorized the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby;

          vii) the Buyer shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer, and dated as of the Closing Date;

           ix) Buyer shall have received (A) a good standing certificate and certified charter documents of Antrum each of recent date, (B) copies of the resolutions duly adopted by the Board of Directors of Antrum, and copies of resolutions duly adopted by the Antrum Shareholders, all authorizing the execution, delivery and performance of this Agreement and other agreements, instruments and documents contemplated hereby, duly certified by the secretary of Antrum, which resolutions shall be in full force and effect at the time of delivery on the Closing Date, and (C) a certificate of incumbency executed by the president of Antrum, listing the president of Antrum as the only authorized officer to execute this Agreement and the agreements, instruments and documents contemplated hereby, and other certificates and schedules to be delivered on behalf of Antrum, and their respective officer positions, and containing the genuine signature of each such person set forth opposite his name;

            x) the Buyer shall have received the resignations, effective as of the Closing, of each respective director and officer of Antrum other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

           xi) the Buyer shall have obtained on terms and conditions satisfactory to it all of the debt and/or equity financing it needs in order to consummate the transactions contemplated hereby; and

          xii) all actions to be taken by the Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and its counsel, in their sole discretion.

The Buyer may waive any condition specified in this (S)7(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            i) the representations and warranties set forth in (S)3(b) above shall be true, correct and complete in all material respects at and as of the Closing Date;

           ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, provincial, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

           iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(iii) is satisfied in all respects;

            v) the Buyer shall have executed and delivered the Employment Agreement;

           vi) the Board of Directors of Antrum and the Antrum Shareholders shall have approved and authorized the execution, delivery and performance of this Agreement, and the other agreements, instruments and documents contemplated hereby;

          vii) the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

          vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this (S)7(b) if they execute a writing so stating at or prior to the Closing.


      8.  Remedies for Breaches of This Agreement.

           (a)  Survival of Representations and Warranties.

     All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for a period of three
(3) years commencing on the Closing Date (subject to any applicable statutes of limitations).

           (b)  Indemnification Provisions for Benefit of the Buyer.

            i) In the event any of the Sellers breach (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to (S)10(h) below, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

           ii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Antrum for: (A) any Taxes of Antrum with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the period prior to the Closing
Date) to the extent adequate reserves have not been made for such Taxes and (B) any reassessment and/or Taxes of, or relating to, either directly or indirectly, the reorganization of The Caper Holding Company Inc. and the transfer, assignment and distribution of any assets thereof, and the reorganization and amalgamation of Caper with and into Antrum prior to the Closing Date.

          iii) Each of the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the nonpayment when due, for any reason whatsoever, of any loan made by Antrum to, or on behalf of, any employee or shareholder of Antrum prior to the Closing Date, or note payable owed to Antrum by any employee or shareholder of Antrum prior to the Closing Date.

          (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches (or in the event any third party alleges fact that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to (S)10(h) below, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences each Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

           (d)  Matters Involving Third Parties.

            i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; providing, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

           ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the

Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defenses of the Third Party Claim actively and diligently.

          iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defenses of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

           iv) In the event any of the conditions in (S)8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)8.

          (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under any Environmental Laws) any Party may have with respect to Antrum, or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against Antrum by reason of the fact that he or it was a director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      9.  Termination.

           (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

               i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

              ii) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the Closing if the Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding Antrum;

             iii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1998, by reason of the failure of any condition precedent under (S)7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

              iv) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1998, by reason of the failure of any condition precedent under (S)7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to (S)9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).


      10.      Miscellaneous.

           (a)      Nature of Certain Obligations.

               i) The covenants of each of the Sellers in (S)2(a) above concerning the sale of his or its Antrum Shares to the Buyer and the representations and warranties of each of the Sellers in (S)3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in (S)8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

              ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in (S)8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

          (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Sellers:

                    Antrum Interface 725 Ltd.
                    c/o Charles McDonald
                    1125 Squires Beach Road
                    Pickering, Ontario  L1W 3T9

          Copy to:
                    Coutts Crane Ingram
                    480 University Avenue
                    Suite 700
                    Toronto, Ontario M5G 1V2
                    Attn: Michele D.  Guy

          If to the Buyer:

                    The JPM Company
                    155 North 15th Street
                    Lewisburg, PA 17837
                    Attn: Wayne A. Bromfield
                          William D. Baker

          Copy to:
                    Duane, Morris & Heckscher LLP
                    305 North Front Street
                    P.O. Box 1003
                    Harrisburg, PA 17108-1003
                    Attn: Scott C. Penwell, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction, foreign or domestic) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) Expenses. Each of the Parties and Antrum will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that Antrum has not born nor will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby since March 1, 1998.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, provincial, local, foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Any reference to gender shall include all genders.

          (n) Incorporation of Exhibits and Schedules. The Exhibit and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state or any foreign jurisdiction having jurisdiction over the Parties and the matter (subject to the provisions set forth in (S)10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

          (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the courts of the Commonwealth of Pennsylvania, County of Union, or if it has or can acquire jurisdiction, the United States District Court for the Middle District of Pennsylvania, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in (S)10(h) above. Nothing in this (S)10(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



ATTEST:                             JPM/CANADA INC.


-------------------------           --------------------------------------------
Secretary                           By: John H. Mathias
                                    Its:  President


                                    CHARLES MCDONALD FAMILY TRUST
                                    --------------------------------------------
                                    By:  Charles McDonald, Trustee


                                    --------------------------------------------
                                    By:  Brenda McDonald, Trustee



                                    1295651 ONTARIO INC.

                                    --------------------------------------------
                                    By: Charles McDonald
                                    Its:  President


WITNESS:

-------------------------           --------------------------------------------
 -                                  Charles McDonald

-------------------------           --------------------------------------------
                                    Brenda McDonald

     The JPM Company hereby joins in this Agreement for purposes of Section 2(c) only.



                                    THE JPM COMPANY


                                    --------------------------------------------
                                    By:   John M. Mathias
                                    Its:  Chief Executive Officer

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                               TABLE OF CONTENTS
                               -----------------


1. Definitions.................................................... 1

2. Purchase and Sale of Antrum Shares............................. 7

   (a)    Basic Transaction....................................... 7
   (b)    Purchase Price.......................................... 7
   (c)    Additional Payments..................................... 7
   (d)    Environmental Audit.................................... 11
   (e)    The Closing............................................ 11
   (f)    Deliveries at the Closing.............................. 11

3. Representations and Warranties Concerning the Transaction..... 12

   (a)    Representations and Warranties of the Sellers.......... 12
   (b)    Representations and Warranties of the Buyer............ 13

4. Representations and Warranties Concerning Antrum.............. 14

   (a)     Organization, Qualification, and Corporate Power...... 14
   (b)     Capitalization........................................ 14
   (c)     Noncontravention...................................... 15
   (d)     Brokers' Fees......................................... 15
   (e)     Title to Assets....................................... 15
   (f)     Subsidiaries.......................................... 15
   (g)     Financial Statements.................................. 16
   (h)     Events Subsequent to Most Recent Fiscal Year End...... 16
   (i)     Undisclosed Liabilities............................... 18
   (j)     Legal Compliance...................................... 18
   (k)     Tax Matters........................................... 18
   (l)     Real Property......................................... 19
   (m)     Intellectual Property................................. 22
   (n)     Tangible Assets....................................... 24
   (o)     Inventory............................................. 24
   (p)     Contracts............................................. 24
   (q)     Notes and Accounts Receivable......................... 26
   (r)     Powers of Attorney.................................... 26
   (s)     Insurance............................................. 26
   (t)     Litigation............................................ 27
   (u)     Product Warranty...................................... 27
   (v)     Product Liability..................................... 27

   (w)     Employees............................................. 27
   (x)     Employee Plans........................................ 29
   (y)     Guaranties............................................ 29
   (z)     Environmental Matters................................. 30
   (aa)    Residency............................................. 31
   (bb)    GST Registration...................................... 31
   (cc)    Certain Business Relationships with Antrum............ 31
   (dd)    Shareholder Loans..................................... 31
   (ee)    Disclosure............................................ 31

5. Pre-Closing Covenants......................................... 31

   (a)     General............................................... 31
   (b)     Notices and Consents.................................. 31
   (c)     Operation of Business................................. 32
   (d)     Preservation of Business.............................. 32
   (e)     Full Access........................................... 32
   (f)     Notice of Developments................................ 32
   (g)     Exclusivity........................................... 32

6. Post-Closing Covenants........................................ 33

   (a)     General............................................... 33
   (b)     Litigation Support.................................... 33
   (c)     Transition............................................ 33
   (d)     Confidentiality....................................... 33

7. Conditions to Obligation to Close............................. 34

   (a)     Conditions to Obligation of the Buyer................. 34
   (b)     Conditions to Obligation of the Sellers............... 35

8. Remedies for Breaches of This Agreement....................... 36

   (a)     Survival of Representations and Warranties............ 36
   (b)     Indemnification Provisions for Benefit of the Buyer... 36
   (c)     Indemnification Provisions for Benefit of the Sellers. 37
   (d)     Matters Involving Third Parties....................... 37
   (e)     Other Indemnification Provisions...................... 38

9. Termination................................................... 39

   (a)     Termination of Agreement.............................. 39
   (b)     Effect of Termination................................. 39

10.Miscellaneous................................................. 39

   (a)     Nature of Certain Obligations......................... 39
   (b)     Press Releases and Public Announcements............... 40

    (c)     No Third-Party Beneficiaries.......................... 40
    (d)     Entire Agreement...................................... 40
    (e)     Succession and Assignment............................. 40
    (f)     Counterparts.......................................... 40
    (g)     Headings.............................................. 40
    (h)     Notices............................................... 40
    (i)     Governing Law......................................... 41
    (j)     Amendments and Waivers................................ 42
    (k)     Severability.......................................... 42
    (l)     Expenses.............................................. 42
    (m)     Construction.......................................... 42
    (n)     Incorporation of Exhibits and Schedules............... 42
    (o)     Specific Performance.................................. 42
    (p)     Submission to Jurisdiction............................ 43

Exhibit A-1    Historical Financial Statements of Antrum
Exhibit A-2    Historical Financial Statements of Caper
Exhibit B      Employment Agreement
Exhibit C      Form of Opinion of Counsel to the Sellers
Exhibit D      Form of Opinion of Counsel to the Buyer

Seller's Disclosure Schedule (Exhibit E)
Buyer's Disclosure Schedule (Exhibit F)
Antrum Disclosure Schedule (Exhibit G)



                                      -v-